Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2021

Third Quarter 2021 Highlights:

•
Safely and successfully completed a maintenance turnaround at the Tioga Gas Plant.
•
Completed a previously announced repurchase of an aggregate of 31,250,000 Class B units of Hess Midstream Operations LP from Hess Corporation and Global Infrastructure Partners for $750 million.
•
Net income was $131.1 million. Net cash provided by operating activities was $182.0 million.
•
Net income attributable to Hess Midstream LP was $9.9 million, or $0.39 per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $205.0 million, Distributable Cash Flow1 was $171.5 million and Adjusted Free Cash Flow1 was $119.8 million.

Guidance:

•
Following strong year-to-date 2021 results and successful execution of the Tioga Gas Plant turnaround, Hess Midstream LP is raising its full year 2021 net income guidance to $605 - $615 million and full year 2021 Adjusted EBITDA guidance to $895 - $905 million.
•
Hess Midstream LP is reiterating its annual distribution per share growth target of at least 5% through 2023 with expected annual distribution coverage greater than 1.4x.
•
Hess Midstream LP is reaffirming its previously announced expectation of continued growth in Adjusted EBITDA in 2022 and 2023 and continued Adjusted Free Cash Flow generation sufficient to fully fund growing distributions and further capital allocation flexibility.

HOUSTON, October 27, 2021—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported third quarter 2021 net income of $131.1 million compared with net income of $115.8 million for the third quarter of 2020. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $9.9 million, or $0.39 per Class A share. Hess Midstream generated Adjusted EBITDA of $205.0 million. Distributable Cash Flow (“DCF”) for the third quarter of 2021 was $171.5 million and Adjusted Free Cash Flow was $119.8 million.

“We delivered strong operational performance in the third quarter, safely executing the Tioga Gas Plant turnaround under challenging conditions while delivering the high end of our Adjusted EBITDA guidance range,” said John Gatling, President and Chief Operating Officer of Hess Midstream. “We expect a strong ramp-up from the turnaround, which is reflected in our throughput and Adjusted EBITDA guidance increase for the fourth quarter and full year. In addition, with our strong execution and balance sheet, we have the flexibility to take advantage of future accretive growth opportunities, including potential incremental return of capital to shareholders.”

(1) Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the "Sponsors"). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

Financial Results

Revenues and other income in the third quarter of 2021 were $303.9 million compared with $264.8 million in the prior-year quarter. Third quarter 2021 revenues included $28.7 million of pass-through electricity, produced water trucking and disposal costs, rail transportation and certain other fees and $31.6 million of shortfall fee payments related to minimum volume commitments compared with $29.3 million and $7.8 million, respectively, in the prior-year quarter. Third quarter 2021 revenues and other income were up $39.1 million compared to the prior-year quarter primarily due to higher minimum volume commitment levels and tariff rates. Total costs and expenses in the third quarter of 2021 were $144.7 million, up from $127.6 million in the prior-year quarter. The increase was primarily attributable to the Tioga Gas Plant maintenance turnaround expenses and depreciation expense for additional assets placed in service.

Net income for the third quarter of 2021 was $131.1 million, or $0.39 per Class A share, after deduction for noncontrolling interests. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the third quarter of 2021 was $182.0 million.

Adjusted EBITDA for the third quarter of 2021 was $205.0 million. Relative to distributions, DCF for the third quarter of 2021 of $171.5 million resulted in an approximately 1.3x distribution coverage ratio. Adjusted Free Cash Flow for the third quarter of 2021 was $119.8 million.

On August 10, 2021, Hess Midstream completed its previously announced transaction (the “Repurchase Transaction”) pursuant to the Unit Repurchase Agreement under which Hess Midstream purchased an aggregate of 31,250,000 Class B units representing limited partner interests in Hess Midstream Operations LP, Hess Midstream’s consolidated subsidiary, from the Sponsors at a purchase price of $24.00 per Class B Unit, for total aggregate consideration of $750.0 million. The Repurchase Transaction was funded through issuance by Hess Midstream Operations LP of $750.0 million aggregate principal amount of 4.25% unsecured senior notes due 2030.

Operational Highlights

During the third quarter of 2021, Hess Midstream safely and successfully completed the planned maintenance turnaround at the Tioga Gas Plant. As a result, in the third quarter of 2021, Hess Midstream incurred operating expenses of approximately $16.0 million and maintenance capital expenditures of approximately $6.8 million related specifically to the turnaround.

Throughput volumes decreased 4% for gas processing and 2% for gas gathering in the third quarter of 2021 compared with the third quarter of 2020 primarily related to the Tioga Gas Plant turnaround. Throughput volumes decreased 23% for crude oil gathering and 21% for crude oil terminaling in the third quarter of 2021 compared with the third quarter of 2020 due to reduced drilling activity. The impact of the reduction in physical volumes in the third quarter of 2021 compared to the third quarter of 2020 was offset by shortfall fee payments related to minimum volume commitments and higher tariff rates. Water gathering volumes decreased 4% compared with the year-ago quarter.

Capital Expenditures

Capital expenditures for the third quarter of 2021 totaled $59.1 million, including $51.7 million of expansion capital expenditures and $7.4 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our gas compression capacity and the Tioga Gas Plant turnaround. Capital expenditures in the prior-year quarter were $66.4 million, including $62.6 million of expansion capital expenditures and $3.8 million of maintenance capital expenditures, and were primarily attributable to construction and fabrication activities for the Tioga Gas Plant expansion.

Quarterly Cash Distributions

On October 25, 2021, our general partner’s board of directors declared a quarterly cash distribution of $0.5104 per Class A share for the third quarter of 2021, an increase of 1.2% over the distribution for the prior quarter consistent with Hess Midstream’s targeted 5% growth in annual distribution per Class A share. The distribution is expected to be paid on November 12, 2021 to shareholders of record as of the close of business on November 4, 2021.

Updated 2021 Guidance

Hess Midstream continues to target annual distribution per share growth of at least 5% through 2023 with expected annual distribution coverage greater than 1.4x. In 2021 and 2022, Hess Midstream expects revenues that are 95% protected by minimum volume commitments. Hess Midstream is raising its full year 2021 financial guidance and gas gathering and gas processing throughput guidance based on strong year-to-date results and successful execution of the Tioga Gas Plant turnaround as follows:

Year Ending
December 31, 2021
(Unaudited)
Financials (in millions)
Net income	$605 - 615
Adjusted EBITDA	$895 - 905
Distributable cash flow	$780 - 790
Expansion capital expenditures	$165
Maintenance capital expenditures	$15
Adjusted free cash flow	$615 - 625

Year Ending
December 31, 2021
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	~320
Crude oil gathering - MBbl of crude oil per day	~110
Gas processing - MMcf of natural gas per day	~300
Crude terminals - MBbl of crude oil per day	~120
Water gathering - MBbl of liquids per day	~75

Investor Webcast

Hess Midstream will review third quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 5876316. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash, non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF and Adjusted Free Cash Flow to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Third Quarter
	(unaudited)
	2021		2020

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$131.1		$115.8
Plus:
Depreciation expense	41.5		39.5
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	28.0		23.2
Income tax expense (benefit)	3.1		1.8
Adjusted EBITDA	205.0		181.6
Less:
Interest, net(1)	26.1		21.6
Maintenance capital expenditures	7.4		3.8
Distributable cash flow	$171.5		$156.2

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$182.0		$149.6
Changes in assets and liabilities	(3.9)		8.9
Amortization of deferred financing costs	(1.9)		(1.6)
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	28.0		23.2
Earnings from equity investments	3.0		3.6
Distribution from equity investments	(3.1)		(3.0)
Other	(0.4)		(0.4)
Adjusted EBITDA	$205.0		$181.6
Less:
Interest, net(1)	26.1		21.6
Maintenance capital expenditures	7.4		3.8
Distributable cash flow	$171.5		$156.2
Less:
Expansion capital expenditures	51.7		62.6
Adjusted free cash flow(2)	$119.8		$93.6
Distributed cash flow	129.3		125.6
Distribution coverage ratio	1.3	x	1.2	x
Distribution per Class A share	$0.5104		$0.4417

(1) Excludes amortization of deferred financing costs.

(2) Adjusted Free Cash Flow as reported in this release reflects Hess Midstream’s definition of Adjusted Free Cash Flow, which is DCF less expansion capital expenditures and ongoing contributions to equity investments, adopted in the fourth quarter of 2020 to conform to definitions used by other publicly traded midstream energy companies. Prior period calculations of Adjusted Free Cash Flow have been recast to conform to the new presentation, as applicable.

Guidance
Year Ending
December 31, 2021
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net income:
Net income	$605 – 615
Plus:
Depreciation expense*	165
Interest expense, net	110
Income tax expense	15
Adjusted EBITDA	$895 – 905
Less:
Interest, net, and maintenance capital expenditures	115
Distributable cash flow	$780 – 790
Less:
Expansion capital expenditures	165
Adjusted free cash flow	$615 – 625
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the direct and indirect effects of the COVID-19 global pandemic and other public health developments on our business and those of our business partners, suppliers and customers, including Hess; the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; fluctuations in the prices and demand for crude oil, natural gas and NGLs, including as a result of the COVID-19 global pandemic; changes in global economic conditions and the effects of a global economic downturn on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2021	2020	2021
Statement of operations
Revenues
Affiliate services	$303.9	$264.7	$294.8
Other income	-	0.1	-
Total revenues	303.9	264.8	294.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	98.1	83.9	63.6
Depreciation expense	41.5	39.5	40.4
General and administrative expenses	5.1	4.2	5.2
Total costs and expenses	144.7	127.6	109.2
Income from operations	159.2	137.2	185.6
Income from equity investments	3.0	3.6	2.9
Interest expense, net	28.0	23.2	22.9
Income before income tax expense (benefit)	134.2	117.6	165.6
Income tax expense (benefit)	3.1	1.8	3.6
Net income	$131.1	$115.8	$162.0
Less: Net income attributable to noncontrolling interest	121.2	110.2	151.0
Net income attributable to Hess Midstream LP	$9.9	$5.6	$11.0

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.39	$0.31	$0.44
Diluted	$0.38	$0.31	$0.44
Weighted average Class A shares outstanding
Basic	25.0	18.0	25.0
Diluted	25.1	18.1	25.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2021	2020
Statement of operations
Revenues
Affiliate services	$887.5	$825.1
Other income	-	0.3
Total revenues	887.5	825.4
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	221.5	270.8
Depreciation expense	122.1	116.9
General and administrative expenses	16.6	15.9
Total costs and expenses	360.2	403.6
Income from operations	527.3	421.8
Income from equity investments	8.6	7.2
Interest expense, net	74.0	71.3
Gain on sale of property, plant and equipment	-	0.1
Income before income tax expense (benefit)	461.9	357.8
Income tax expense (benefit)	9.2	5.2
Net income	$452.7	$352.6
Less: Net income attributable to noncontrolling interest	423.2	335.2
Net income attributable to Hess Midstream LP	$29.5	$17.4

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$1.27	$0.97
Diluted:	$1.25	$0.95
Weighted average Class A shares outstanding
Basic	23.1	18.0
Diluted	23.2	18.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$157.3	$111.1	$35.5	$-	$303.9
Total revenues	157.3	111.1	35.5	-	303.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.1	55.7	4.3	-	98.1
Depreciation expense	25.4	12.0	4.1	-	41.5
General and administrative expenses	2.1	1.4	0.2	1.4	5.1
Total costs and expenses	65.6	69.1	8.6	1.4	144.7
Income (loss) from operations	91.7	42.0	26.9	(1.4)	159.2
Income from equity investments	-	3.0	-	-	3.0
Interest expense, net	-	-	-	28.0	28.0
Income before income tax expense (benefit)	91.7	45.0	26.9	(29.4)	134.2
Income tax expense (benefit)	-	-	-	3.1	3.1
Net income (loss)	91.7	45.0	26.9	(32.5)	131.1
Less: Net income (loss) attributable to noncontrolling interest	83.0	40.5	24.4	(26.7)	121.2
Net income (loss) attributable to Hess Midstream LP	$8.7	$4.5	$2.5	$(5.8)	$9.9

	Third Quarter 2020
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$142.9	$90.1	$31.7	$-	$264.7
Other income	-	0.1	-	-	0.1
Total revenues	142.9	90.2	31.7	-	264.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	44.1	30.4	9.4	-	83.9
Depreciation expense	24.2	11.2	4.1	-	39.5
General and administrative expenses	2.2	1.5	0.2	0.3	4.2
Total costs and expenses	70.5	43.1	13.7	0.3	127.6
Income (loss) from operations	72.4	47.1	18.0	(0.3)	137.2
Income from equity investments	-	3.6	-	-	3.6
Interest expense, net	-	-	-	23.2	23.2
Income before income tax expense (benefit)	72.4	50.7	18.0	(23.5)	117.6
Income tax expense (benefit)	-	-	-	1.8	1.8
Net income (loss)	72.4	50.7	18.0	(25.3)	115.8
Less: Net income (loss) attributable to noncontrolling interest	67.9	47.5	16.9	(22.1)	110.2
Net income (loss) attributable to Hess Midstream LP	$4.5	$3.2	$1.1	$(3.2)	$5.6

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$154.6	$105.3	$34.9	$-	$294.8
Total revenues	154.6	105.3	34.9	-	294.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	34.8	24.2	4.6	-	63.6
Depreciation expense	25.2	11.2	4.0	-	40.4
General and administrative expenses	2.2	1.2	0.2	1.6	5.2
Total costs and expenses	62.2	36.6	8.8	1.6	109.2
Income (loss) from operations	92.4	68.7	26.1	(1.6)	185.6
Income from equity investments	-	2.9	-	-	2.9
Interest expense, net	-	-	-	22.9	22.9
Income before income tax expense (benefit)	92.4	71.6	26.1	(24.5)	165.6
Income tax expense (benefit)	-	-	-	3.6	3.6
Net income (loss)	92.4	71.6	26.1	(28.1)	162.0
Less: Net income (loss) attributable to noncontrolling interest	84.3	65.3	23.7	(22.3)	151.0
Net income (loss) attributable to Hess Midstream LP	$8.1	$6.3	$2.4	$(5.8)	$11.0

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2021	2020	2021

Throughput volumes
Gas gathering - Mcf of natural gas per day	309	316	325
Crude oil gathering - bopd	106	138	111
Gas processing - Mcf of natural gas per day	285	296	304
Crude terminals - bopd	111	141	116
NGL loading - blpd	8	12	17
Water gathering - blpd	75	78	74

		Nine Months Ended September 30,
		2021	2020
Throughput volumes
Gas gathering - Mcf of natural gas per day		316	320
Crude oil gathering - bopd		111	143
Gas processing - Mcf of natural gas per day		297	302
Crude terminals - bopd		118	149
NGL loading - blpd		13	14
Water gathering - blpd		73	66